UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 13, 2006

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12907	13-3873847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania	18041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 679-7991

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2006, Knoll, Inc. (the “Company”), Warburg, Pincus Ventures, L.P. (“Warburg Pincus”) and Burton B. Staniar entered into an underwriting agreement with Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several underwriters named therein, in connection with the offer and sale by Warburg Pincus and Mr. Staniar of 11,600,000 shares of Knoll, Inc. common stock. Warburg Pincus and Mr. Staniar have also granted the underwriters a 30-day option to purchase an additional 1,740,000 shares of common stock. The shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-130838). The offering is scheduled to close on February 17, 2006, subject to customary closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 13, 2006, the Company issued a press release announcing that the secondary offering of Knoll, Inc. common stock by Warburg Pincus and Burton B. Staniar was priced at $18.40 per share. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1 –	Underwriting Agreement, dated February 13, 2006, among Knoll, Inc., Warburg, Pincus Ventures, L.P., Burton B. Staniar, Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several underwriters named therein.

Exhibit 99.1 –	Press Release, dated February 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLL, INC.

Dated: February 14, 2006	By:	/s/ Patrick A. Milberger
	Name:	Patrick A. Milberger
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated February 13, 2006, among Knoll, Inc., Warburg, Pincus Ventures, L.P., Burton B. Staniar, Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several underwriters named therein.

99.1	Press Release, dated February 13, 2006.